                                                                    Exhibit 2(a)
                                                                    ------------

                                                    Please indicate (check one) Type Corporation:
ARTICLES OF INCORPORATION                           X  Domestic Business Corporation


Commonwealth of Pennsylvania                        [_] Domestic Business Corporation a Close           Fee
Department of State - Corporation Bureau                Corporation - Complete Back                     $75.00
308 North Office Building
Harrisburg, PA 17120                                [_] Domestic Professional Corporation enter
                                                        Board License No.


________________________________________________________________________________
010 Name of Corporation (must contain a corporate indicator unless exempt under 15 P.S. 2908(B)

                First Community Financial Corporation
--------------------------------------------------------------------------------
011 Address of registered office in Pennsylvania (P.O. Box number not acceptable)

        Two North Main Street
--------------------------------------------------------------------------------
012 City                     033 County           013 State         064 Zip Code


       Mifflintown           Juniata               Pennsylvania      17059
--------------------------------------------------------------------------------
050 Explain the purpose or purposes of the corporation

   To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania.


(Attach 81/2 x 11 sheet if necessary)
--------------------------------------------------------------------------------
The Aggregate Number of Shares, Classes of Shares and Par Value of Shares which the Corporation shall have authority to issue:

040 Number and Class of Shares    041 Stated Par Value Per     042 Total Authorized Capital    031 Term of Existence
                                      Share if any
 Common Stock
 1,000,0000 shares                         $5.00                         $5,000,000                  Perpetual
------------------------------------------------------------------------------------------------------------------------------------
The name and address of each Incorporator, and the number and Class of Shares subscribed to by each Incorporator:

 060 Name                       061,062,063,064 Address      (Street, City, State, Zip Code)   Number & Class of Shares

 Jeanette M. Doty                  H.C.R. 63, Box 6               Mifflintown, PA  17059       1 share, Common Stock
------------------------------------------------------------------------------------------------------------------------------------

 Paul E. Guss                     R.D. #3, Box 317-B              Mifflintown, PA  17059       1 share, Common Stock
------------------------------------------------------------------------------------------------------------------------------------

 James R. McLaughlin               R.D. #2, Box 22                Port Royal, PA  17082        1 share, Common Stock
------------------------------------------------------------------------------------------------------------------------------------

(Attach 8 1/2 x 11 sheet if necessary)
------------------------------------------------------------------------------------------------------------------------------------

IN TESTIMONY WHEREOF, the Incorporator(s) has (have) signed and sealed the Articles of Incorporation this 12th day of November, 1984

 /s/  Jeanette M. Doty                       /s/  James R. McLaughlin
-------------------------------              -----------------------------------

 /s/  Paul E. Guss
-------------------------------              ___________________________________

                     FIRST COMMUNITY FINANCIAL CORPORATION
                     -------------------------------------

                           ARTICLES OF INCORPORATION
                              ADDITIONAL ARTICLES


     7. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least eighty (803) percent of the outstanding shares of Common Stock of this corporation. This
Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least eighty (80%) percent of the outstanding shares of Common Stock of this corporation.

     8. Cumulative voting rights shall not exist with respect to the election of directors.

     9. (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue: by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

       (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

       (ii) Whether a more favorable price could be obtained for the corporation's securities in the future;

       (iii) The impact which an acquisition of the corporation would have on the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

       (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the-future value of the corporation's stock;

       (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered;

FIRST COMMUNITY FINANCIAL CORPORATION
-------------------------------------



          (vi) Any antitrust or other legal and regulatory issues that are raised by the offer.

          (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or .treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable otter tram another individual or entity.

                           ARTICLE OF INCORPORATION
                    ADDITIONAL INCORPORATORS AND SIGNATURES


                                                           NUMBER & CLASS
NAME                          ADDRESS                      OF SHARES
------------------------------------------------------------------------------

Samuel F. Metz                R.D.#3, Box 142              1 share, Common
                              Mifflintown, PA 17059

J. Franklin Miller            P.D.#3, Box 352              1 share, Common
                              Mifflintown, PA 17059

Donald E. Mummah              Oakland Mills, PA 17076      1 share, Common

Samuel R. Schlegel            R.D.#1, Box 150              1 share, Common
                              Beaver Springs, PA 17812

George L. Settlemyer          P.O. Box 187                 1 share, Common
                              Port Royal., PA 17082

John H. Sheaffer              P.O. Box 152                 1 share, Common
                              Port Royal, PA 17082

Thomas R. Shearer             R.D. #1                      1 share, Common
                              East Waterford, PA 17021

IN TESTIMONY WHEREOF, the incorporators have signed and sealed the Articles of. Incorporation this 12th day of November, 1984.


/s/  Samuel F. Metz                          /s/  J. Franklin Miller
-------------------------------              -----------------------------------
       Samuel F. Metz                                  J. Franklin Miller

/s/  Donald E. Mummah                        /s/  Samuel R. Schlegel
-------------------------------              -----------------------------------
       Donald E. Mummah                                Samuel R. Schlegel

/s/  George L. Settlemeyer                   /s/  John H. Sheaffer
-------------------------------              -----------------------------------
       George L. Settlemeyer                           John H. Sheaffer

/s/  Thomas R. Shearer
-------------------------------
       Thomas R. Shearer

Microfilm Number _____________________         Filed with the Department of State on _______________________


Entity Number ________________________         _____________________________________________________________
                                                               Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:  First Community Financial Corporation

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office in provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a) Two North Main Street     Mifflintown     PA     17059     Juniata
       ------------------------------------------------------------------
         Number and Street       City            State  Zip       County

   (b) c/o:______________________________________________________________
            Name of Commercial Registered Office Provider         County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business
                                                         -----------------------
Corporation Law of 1933 Act of 1201/33
--------------------------------------------------------------------------------

4. The date of its incorporation is: November 13, 1984
                                     -------------------------------------------

5. (Check, and if appropriate complete, one of the following):

     X   The amendment shall be effective upon filing these Articles of
     -
Amendment in the Department of State.

     __  The amendment shall be effective on: ___________at ___________________
                                                Date           Hour
6. (Check one of the following):

     X   The amendment was adopted by the shareholders (or members) pursuant to
     -
15 Pa.C.S. (S) 1914(4) and (b).

     __ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. (S) 1914(c).

7. (Check, and if appropriate complete, one of the following):

     ___ The amendment adopted by the corporation, set forth in full, is as follows:

     X   The amendment adopted by the corporation as set forth in full in
     -
Exhibit A is attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

     ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 18th day of April, 1997.

                                         FIRST COMMUNITY FINANCIAL CORPORATION
                                         -------------------------------------
                                         (Name of Corporation)

                                         By:   /s/ James R. McLaughlin
                                           -----------------------------------
                                                   (Signature)

                                         Title: President
                                              --------------------------------

Articles of Amendment
First Community Financial Corporation
Attachment


     7.     The amendment adopted by the Corporation is as follows:

            Articles 040, 041 and 042 of the Articles of Incorporation of the Corporation are hereby amended in their entirety to read as follows:

       "A. The Corporation shall have the power to create and issue a total of 20,000,000 shares, divided into a class of 10,000,000 shares of common stock, par value of $5.00 per share, and a class of 10,000,000 shares of preferred stock without par value. The preferred stock shall be divided into one or more series as the board of directors may determine as provided herein.

       B. The holders of common stock shall have one vote per share. The common stock shall be subject to the prior rights of holders of any series of preferred stock outstanding, according to the preferences, if any, of such series.

       C. Each series of preferred stock may have full, limited, multiple or fractional, or no voting rights, and such designations, preferences, limitations, and special rights as determined by the board of directors ,as, provided herein. The division of the preferred stock into series, the determination of the designation and the number of shares of any such series and the determination of the voting rights, preferences, limitations, and special rights of the shares of any such series may be accomplished by an amendment to this Article, which amendment may be made solely by action of the board of directors, which shall have the full authority permitted by law to make such division and determinations.

       D. Unless otherwise provided in a resolution or resolutions establishing any particular series of preferred stock, the aggregate number of authorized shares of preferred stock may be increased by an amendment to the articles approved solely by the holders of the common stock and of any preferred stock who are entitled under voting rights designated by the board to vote thereon, if at all, voting together as a class."


                                  EXHIBIT "A"